Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is dated July 21, 2020 (the “Effective Date”) and is between Adagio Therapeutics, Inc. (“Client”), with an address at 303 Wyman Street, Suite 300, Waltham, MA 02451, and WuXi Biologics (Hong Kong) Limited, with its registered address at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong (“Provider”), each of Client and Provider being a “Party,” and collectively the “Parties.”

A.
Client discovers and develops biologics and antibody treatments for infectious diseases.
B.
Provider coordinates biologics development and manufacturing services including those provided by certain affiliated operating companies.
C.
The Parties desire that one or more of Provider’s affiliated operating companies provide services to Client on a project-by-project basis. The services for each project (the “Services”) will be provided pursuant to separate and distinct contracts (each, a “Work Order”) that automatically incorporate the terms of this Agreement.

The Parties therefore agree as follows:

1.
DEFINITIONS

Terms defined elsewhere in this Agreement will have the meanings set forth therein for all purposes of this Agreement unless otherwise specified to the contrary. The following terms will have the meaning set forth below in this Article 1.

1.1
“Affiliate” of a Person means any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, the Person.
1.2
“Applicable Law” means all applicable laws, regulations, and other official guidelines and directives applicable to the Parties, their respective obligations under this Agreement (including relevant to the Services performed under this Agreement) or otherwise to Product (including the manufacturing, supply, use, transportation, marketing or sale of the Product), including cGMP.
1.3
“Cell Line” means a cell line that has been developed to produce a Product.
1.4
“Certificate of Analysis” means a certificate of analysis for testing of a Product in a form agreed to by the Parties.

1.5
“cGMP” means current Good Manufacturing Practices and General Biologics Products Standards as promulgated under the US Federal Food Drug and Cosmetic Act at 21 CFR (Chapters 210, 211, 600 and 610), the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under Directive 2001/83/EC (as amended by Directive 2004/27/EC), Directive 2003/94/EC and EudraLex – Volume 4 of the Rules Governing Medicinal Products in the European Union entitled "EU Guidelines to Good Manufacturing Practice Medicinal Products for Human and Veterinary Use", and ICH Guidance Q7A (Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients.
1.6
“Confidential Information” of a Party (the “Disclosing Party”) means all information and materials disclosed by or on behalf of the Party to the other Party (the “Receiving Party”) or its Personnel (as defined below) in connection with this Agreement, including all confidential, non-public, proprietary and/or trade secret information or materials owned or controlled by a Party, including technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, other procedures related to the Services, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business. The Confidential Information of both Parties includes the existence, terms and objectives of this Agreement, and the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement. Without limiting the foregoing, the Product, Specifications, Client Materials, Client IP and Project IP are Client’s Confidential Information, as to which Client will be deemed the Disclosing Party and Provider will be deemed the Receiving Party in all circumstances and regardless of the Party initial disclosing the same. As between the Parties, Client shall solely own all of Client’s Confidential Information and Provider shall own all Provider’s Confidential Information.

Confidential Information excludes information that:

(a)
at the time of disclosure to Receiving Party is in the public domain, other than as a result of a breach of an obligation of confidentiality or non-use or other misappropriation (including act or omission of Receiving Party);
(b)
was known by Receiving Party prior to receipt from Disclosing Party, without restriction to confidentiality or use (as proven by Receiving Party’s written records);
(c)
is disclosed to Receiving Party by a third party without an obligation of confidentiality and having the legal right to do so (as proven by Receiving Party’s written records); and

(d)
is independently developed by Receiving Party without any benefit of or reference to, and not being derived or arising from, Confidential Information of the Disclosing Party (as proven by Receiving Party’s written records).
1.7
“Control” over a Person means (a) owning fifty percent (50%) or more of the voting securities or other ownership interests of the Person or (b) having the power to direct the management or policies of the Person.
1.8
“Intellectual Property” means all legal rights in works, ideas or biological materials, including any patents and patent applications, trademarks and applications, trade names, service marks, domain names, copyrights and copyright applications and registrations, schematics, industrial models, inventions (whether patentable or not patentable), discoveries, improvements, know-how, show-how, trade secrets, computer software programs and all other intellectual property rights, including all applications and registrations with respect thereto, and all data, information (including intangible proprietary information and Confidential Information), reports and any related documentation.
1.9
“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency thereof.
1.10
“Personnel” with respect to a Party, such Party’s (a) employees, contractors, subcontractors, consultants, agents, Affiliates or persons otherwise associated with such Party as a result of the performance of this Agreement or a Work Order and (b) the employees, contractors, subcontractors, consultants, agents of such Party’s Affiliates or persons otherwise associated with such Party’s Affiliates as a result of the performance of this Agreement or a Work Order; provided, that one Party (and its employees, contractors, subcontractors, consultants, agents, Affiliates or persons otherwise associated with such Party) shall not be Personnel of the other Party.
1.11
“Product” means a Drug Substance, Drug Product, Master Cell Bank, Working Cell Bank, (each, as defined in the Quality Agreement), a part or derivative of the foregoing, proteins and antibodies, and any other deliverables produced or manufactured for Client pursuant to a Work Order, the Services or this Agreement, including that which is to be produced by a Cell Line.
2.
SERVICES
2.1
Work Orders. Provider shall provide the Services to Client pursuant to each Work Order that is entered into during the term of this Agreement. The preferred form of Work Order is provided in Exhibit A. Each Work Order will automatically incorporate the terms of this Agreement and be a separate and distinct agreement. Work Order(s), when approved in writing by both Parties, shall be deemed an integral part hereof. Work Order(s) may be updated from time to time by mutual agreement. If there is a contradiction between a provision of this Agreement and a Work Order, then the provision in this Agreement will take precedence unless the Work Order specifically states that it takes precedence over the provision.
2.2
Manufacturing. The manufacturing terms are provided in Exhibit B.
2.3
Affiliates.
(a)
Provider may delegate or subcontract the Services, or any part thereof, to an Affiliate of Provider; provided, however, such Services must be performed at the facility indicated on the particular Work Order, unless otherwise agreed to by the parties. If the Services are provided by an Affiliate, then references to Provider in this Agreement will be deemed to be references to the Affiliate with the necessary modifications. Provider shall be liable for the performance of the Affiliate to the same extent as if the performance was that of Provider.
(b)
An Affiliate of a Party may enter into a Work Order instead of the Party. If a Work Order is entered into by an Affiliate, then references to the Party in this Agreement will be deemed to be references to the Affiliate with the necessary modifications. The Party shall be liable for the performance of the Affiliate to the same extent as if the performance was that of the Party.
2.4
Commercial Manufacturing Agreement. It is understood and agreed that this Agreement governs the development, manufacture and supply of Product for development and clinical purposes. Accordingly, upon Client’s request, Provider and Client shall enter into a mutually agreeable commercial manufacturing agreement whereby Provider will manufacture and supply Product to Client for commercial purposes.
3.
CONTRACT PRICE; PAYMENT
3.1
Contract Price: Client shall pay Provider fees in the amount and manner provided in the applicable Work Order (the “Contract Price”). The Contract Price may be charged in accordance with a lump-sum or other pricing structure. The Contract Price will include service fees and, if applicable, an estimate for pass-through and raw materials costs.
3.2
Expenses. Client shall reimburse Provider for reasonable expenses that are (a) authorized by Client in writing, (b) described in the applicable Work Order, or (c) described in this Agreement, including Sections 4.5, 4.7, 5.1, 5.2, 5.3, 6.3, 7.3, 9.4, 12 and 13 and paragraphs 1.3 and 2.2 of Exhibit B.
3.3
Milestones. If a Work Order includes a payment for completion of a project stage or other milestone, then Provider shall notify Client promptly after the milestone is achieved. Client will be deemed to have agreed that the milestone was achieved unless it notifies Provider otherwise within [***] of receiving the notice. Each milestone payment is designed to reflect the fair value of the corresponding Services, and is not dependent on any other milestone unless otherwise specified in the Work Order.
3.4
Payment. Client shall pay each undisputed portion of Provider’s invoices within [***] of receipt by wire transfer to the account designated by Provider. All undisputed payments made under this Agreement and any Work Order will be made without set-off or other deduction of any nature. The Contract Price is exclusive of, and Client shall pay, any applicable taxes (other than taxes on Provider’s income) and other fees of any nature imposed by or under the authority of any government authority.
3.5
No Clawbacks. The Contract Price and other payments under this Agreement and any applicable Work Order are non-cancelable and non-refundable; provided that Provider shall refund any undisputed pre-payments made for Services not performed.
3.6
Payment Default. In the event of an undisputed, overdue payment (a “Payment Default”), (a) interest of [***] will accrue daily ([***]) on the overdue payment as of the date of the Payment Default and (b) Provider may suspend the provision of the portion of the Services to which the Payment Default relates until the Payment Default is rectified by Client. If the Payment Default is not rectified within [***] after receipt of notice of such default by Client from Provider, then it will be deemed an incurable material breach of the applicable Work Order, and Provider may terminate the Work Order pursuant to Section 11.3.
3.7
Annual Review. At calendar year end, each party to a Work Order may propose a prospective adjustment of the Contract Price to reflect changes in pricing factors including foreign exchange fluctuation, cost reductions and efficiency increases, inflation or deflation and changes in the price of raw materials. The Parties shall negotiate in good faith with the aim of identifying a mutually acceptable amendment of the applicable Work Order.
4.
PROVISION OF SERVICES
4.1
Specifications. Provider shall provide the Services in accordance with the Specifications in the applicable Work Order.
4.2
Qualifications. Provider shall ensure that its Personnel (a) have the appropriate skills, training and experience to perform the Services and (b) are bound by confidentiality obligations consistent with the terms of this Agreement.
4.3
Compliance. Provider shall provide the Services in a professional and workmanlike manner and in compliance with generally accepted industry practices and the standards and the terms of this Agreement, the applicable Work Order, the Quality Agreement, Applicable Law and applicable Good Practice (GxP) guidelines in all material respects.

4.4
Timing. The timing of the applicable Services and provision of the deliverables and Work Product as set forth in the applicable Work Order is critical to Client and Provider’s understanding that time is of the essence and Provider’s assurances that it is able to meet the timelines and provide the deliverables and Work Product as set forth in a particular Work Order was a significant inducement for Client to enter into this Agreement. Provider shall use all reasonable and adequate safety and protection measures to ensure that any such timelines set forth in a particular Work Order are achieved and that the results of the Services are not endangered by any interruption due to Provider’s fault. Provider will promptly notify Client of any delays that arise during the performance of a Work Order.
4.5
On-Site Monitoring. Representatives of Client may, upon reasonable notice and at times reasonably acceptable to Provider, visit the facilities where the Services are provided and consult informally during such visits with appropriate Personnel in order to monitor the Services. The representatives will be bound by rules applicable to the facilities and may, at the reasonable discretion of Provider, be prohibited from entering or only given limited access to certain areas within the facilities. Provider may require that Client or the representatives execute an agreement that regulates the representatives’ conduct during its visit. Client shall be responsible for all expenses incurred in connection with such visits, and all its personnel must be subject to the same level of confidentiality as in this Agreement.
4.6
Audits of Premises. At agreed-upon dates and times, Client shall have the right, acting reasonably and at its expense, and no more than once in any given [***] period, except for cause, during the term of this Agreement hereof, to inspect and audit the premises and quality system used by Provider to assure compliance with this Agreement, other prevailing quality system requirements, and Applicable Law. Such audit shall be limited to those portions of or areas within the applicable premises that are involved in performance of the Services including manufacturing suites and other related areas supporting production of Product (e.g., warehouse, water systems, storage, buffer and media prep), and shall be conducted in a manner so as to minimize disruption of business operations. Client shall have the right to appoint an appropriately qualified third party selected by Client and reasonably acceptable to Provider to conduct the audit. Client may initiate a "for cause" audit based on a specific Product quality-impacting event occurring during the Services. Timing of such audit will be commensurate with the type and severity of such quality-impacting event, but in any case within [***] after receipt of the audit agenda by Provider.
4.7
Regulatory Inspections. Provider will permit visits and/or inspections by regulatory authorities of any country as required by Applicable Law, and will permit Client or its agents to be present and participate in any visit or inspection by such regulatory authority of the facility (to the extent it relates in any way to any Product or the Services) or the manufacturing process. Provider will give as much advance notice as possible to Client of any such visit or inspection. Provider will provide Client with a copy of any report or other written communication received from such authority in connection with such visit or inspection, and any written communication received from any regulatory authority relating to the Product, the Services, the facility (if it relates to or affects the development and/or manufacture of Product or the provision of the Services) or the manufacturing process, within [***] after receipt, and will consult with, and seek approval from, Client before responding to each such communication if time permits. Provider will provide Client with a copy of its final responses within [***] after submission. Client will pay Provider a daily fee to cover the cost of regulatory inspection specific to Product under this Agreement.
5.
SOURCING OF MATERIAL
5.1
Materials. Provider shall, at Client’s expense or as otherwise specified in the applicable Work Order, purchase all materials necessary for the Services (the “Materials”). If a Material is not commercially available, then Client may elect to (a) supply, at its expense, the Material to Provider; or (b) amend the applicable Work Order to permit the use of a commercially available substitute. Provider shall perform the market research and propose a list of vendors in compliance with Applicable Law and applicable GxP in all material respects. Provider shall take the inventory risk of the selected materials, such as the damages to pass through materials caused by improper storage or pollutions.
5.2
Client Materials. If a Material is to be supplied by Client (a “Client Material”), then Client shall provide the Client Material at its expense in a timely manner and provide such information as may be required by Provider or Applicable Law concerning the stability, storage and safety requirements of the Client Material. Without limiting the foregoing, all cell banks, amino acid sequences, DNA sequence, proteins and antibodies, and other materials, including all copies or derivatives thereof, provided by Client to Provider are Client Materials. All Client Materials shall remain the exclusive property of Client. Provider shall ensure that the Client Material will be (a) used solely for the purpose of providing the Services, (b) only distributed to Personnel on a need-to-know basis for the provision of the Services and (c) preserved and protected in a manner consistent with the specifications listed in the applicable Work Order and any relevant standard operating procedures or other written instructions provided by Client. Unless there are any modifications to Client Materials upon Client’s prior approval solely for the purpose of providing the Services under this Agreement, Provider shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of any Client Materials, including analyzing the Client Materials by physical, chemical or biochemical means. ANY MATERIALS PROVIDED BY CLIENT HEREUNDER (INCLUDING CLIENT MATERIALS) ARE PROVIDED WITHOUT REPRESENTATION OR WARRANTY OF ANY SORT, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY OF QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE,

AND CLIENT MAKES NO REPRESENTATION THAT THE USE OF SUCH MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.
5.3
Unused Client Materials and Other Materials. Provider shall, at Client’s option and expense, return, destroy or otherwise dispose of unused Client Materials promptly after the earlier of (a) completion of the Services for which the Client Materials were provided, (b) termination of the applicable Work Order, or (c) receipt of written instructions from Client pertaining to its disposition. If the Client Materials are to be destroyed or otherwise disposed of, then Provider shall give [***] notice to Client prior to destruction or other disposition, and Client may instead elect during such [***] period to have the Client Materials transferred to Client. If Client fails to respond within [***], then Provider may dispose it at its own discretion. Provider may dispose of other unused Materials (i.e. other than Client Materials) at its sole discretion; provided that if Client has paid for such other Materials, then they will be treated as Client Materials for purposes of this Section 5.3.
6.
RECORDS
6.1
Storage for Records. All materials, data and documentation obtained or generated by Provider in the course of providing the Services, including all computerized records and files (“Records”), will be maintained in a secure area in accordance with industry standards. The Records are the sole and exclusive property of Client.
6.2
Retention of Records. Upon termination of the applicable Work Order, Provider shall, at Client’s option, (a) destroy the Records, (b) deliver the Records to Client, or (c) retain the Records for [***] and then destroy the Records. If the Records are to be destroyed, then Provider shall give [***] notice to Client, and Client may elect during such [***] period to have the Records transferred to Client. Notwithstanding the foregoing, the Records shall be retained as required by Applicable Law or as otherwise necessary for regulatory or insurance purposes.
6.3
Storage for Product. All the Products shall be stored in Provider’s facilities for [***] free of charge, and a reasonable monthly storage fee for Products shall be charged after the [***] period. Client agrees that the commercial value and/or cost of replacement or remanufacture of any Products provided to Provider for storage is a matter that, as between Client and Provider, is within the sole and exclusive knowledge of Client. Client agrees that it is responsible for insuring such items against damage or loss and shall purchase appropriate insurance to cover its Products stored in Provider’s facilities. Client further agrees and acknowledges that under no circumstances shall Provider be liable for loss or damage to any such items, in an amount that exceeds the aggregate fees paid to Provider for storage services of such items. Transportation of Product by Provider on behalf of Client shall be made at the sole risk and expense of Client, notwithstanding the use of any INCOTERMS delivery term on any waybill or other documentation relating to the transportation. Provider shall not be liable for the actions or omission of any delivery services or carriers or freight forwarders.

7.
INTELLECTUAL PROPERTY
7.1
Ownership
(a)
Except as otherwise provided in this Agreement, (i) Provider has no right, title or interest in or to any Intellectual Property that is owned or controlled by Client or any of its Affiliates prior to the Effective Date (including licensed by any third party to Client, or any of its Affiliates) or developed or obtained independently of this Agreement (“Client IP”) and (ii) Client has no right, title or interest in or to any Intellectual Property that is owned or controlled by Provider or any of its Affiliates prior to the Effective Date (including licensed by any third party to Provider, or any of its Affiliates) or developed or obtained independently of this Agreement (“Provider IP”).
(b)
Client shall own all right, title and interest in and to any and all Intellectual Property, data and results created, developed, invented, first reduced to practice or made, by Provider or Personnel, solely or jointly with Client or others in connection with the provision of the Services, including any development, improvement, modification, addition, adaptation, enhancement, derivative, variant or progeny to or of any Product, Client Materials, Client’s Confidential Information or Client IP or related to any of the foregoing (“Project IP”), including any and all Intellectual Property rights inherent therein and appurtenant thereto. Client agrees that Project IP does not include Intellectual Property created or developed in connection with the provision of the Services that (i) relates to experimental methods, (ii) relates to manufacturing processes developed at Provider’s expense, or (iii) constitutes Provider IP or derivatives thereof developed by Provider through the performance of the Services, provided, that such derivatives (a) are made without the benefit of Client IP, Client Materials and/or Client’s Confidential Information, and (b) could have been developed without performance of the Services (i.e., in the event that unique aspects of the Services and/or Client IP, Client Materials or Client’s Confidential Information were not a “but for” cause of such derivative) (“Manufacturing Improvements”).
(c)
Provider hereby assigns and shall assign (and require its Affiliates to assign) all right, title and interest in Project IP (including any and all Intellectual Property rights therein and appurtenant thereto) to Client. Provider shall ensure that each of the Personnel vests in Provider, or its Affiliate, as applicable, any and all rights, title and interest that such person(s) might otherwise have in and to the Project IP (including any and all Intellectual Property rights therein and appurtenant thereto). Provider shall execute, and shall require its Personnel, to execute, any documents reasonably required to confirm Client’s ownership of the Project IP, and any documents required to apply for, maintain and enforce any patent or other right in the Project IP. Client shall promptly notify Provider of any patents granted for Project IP.
(d)
Provider will be responsible for all payments to be made to Personnel of Provider and its Affiliates in accordance with any Applicable Law requiring remuneration for inventions.
7.2
General Licenses
(a)
Client hereby grants, and shall ensure that each applicable Affiliate will promptly grant, to Provider and its Affiliates the limited right to use Client IP and Project IP for the purpose of providing the Services.
(b)
To the extent any Manufacturing Improvements or other Provider IP are necessary to exploit deliverables provided hereunder or manufacture Product (“Necessary IP”), Provider hereby grants, and shall ensure that each applicable Affiliate will promptly grant, to Client and its applicable Affiliates a non-exclusive, worldwide, fully paid-up, irrevocable, transferable license, including the right to grant sublicenses, under, in and to Necessary IP to develop, conduct clinical trials for, formulate, manufacture, test, label, package, seek Regulatory Approval for, market, commercialize, make, have made, use, sell import and export Product.
(c)
To the extent any Manufacturing Improvements or other Provider IP (including the [***] referred to in Section 7.5) are not necessary to exploit deliverables provided hereunder or manufacture Product (“Optional IP”), Provider shall notify Client thereof before embedding or incorporating such Optional IP into any deliverable provided hereunder or the manufacture of Product. To the extent Client consents to having any such Optional IP be incorporated into any deliverable provided hereunder or the manufacture of Product, upon Client’s request, Provider may grant to Client and its applicable Affiliates a non-exclusive, worldwide, irrevocable, transferable license, including the right to grant sublicenses, under, in and to such Optional IP to develop, conduct clinical trials for, formulate, manufacture, test, label, package, seek Regulatory Approval for, market, commercialize, make, have made, use, sell import and export Product. Provider and Client shall enter into a mutually agreeable license agreement to grant Client the right to use such Optional IP; provided that the license granted therein shall be no less restrictive than the one set forth in this Section 7.2(c). Without limiting the foregoing, should Provider incorporate Optional IP into any deliverable provided hereunder or the manufacture of Product without first notifying and gaining Client’s consent, such Optional IP shall be treated as Necessary IP and become subject to the license grant in Section 7.2(b).
7.3
Prosecution, Maintenance and Enforcement of Patents.

(a)
Client will, at its own expense, have sole control of filing and prosecuting applications for, and maintenance and enforcement of patent applications and patents claiming Project IP. Provider will, at Client’s expense, use reasonable efforts to assist Client to obtain, maintain and enforce such patents, including cooperating with Client in Client’s activities to file, prosecute and maintain patent applications and patents claiming Project IP and, upon Client’s request, reviewing and providing comments to Client relating to such patent applications and patents.
(b)
Except to the extent required to protect Provider IP, Manufacturing Improvements, Necessary IP or Optional IP rights, and without limiting Sections 7.2(b), or 7.2(c), Provider and its Affiliates hereby covenant and agree not to, alone or in cooperation with any third party, sue or bring any cause of action against Client, its Personnel, suppliers, distributors, salespersons, customers, licensees or end-users for any patent infringement based on any development, manufacturing or commercialization activities relating to the Product conducted by Client or any third party for Client. This covenant will run with and attach to any and all patent rights owned or controlled, in whole or in part, by Provider and shall be binding upon any assignee or sublicensee of any Intellectual Property from Provider.
(c)
Provider agrees that (i) it will not publish or publicly present the results of any data or other information generated from the activities hereunder that includes or consists of Client’s Confidential Information, Client Materials or Client IP without Client’s prior written consent, and (ii) it will at no time file or have filed any patent application or initiate any procedure purporting to obtain any legal rights covering any discovery or inventions that would infringe Project IP or that it first develops, conceives, invents, reduces to practice or makes while using Client’s Confidential Information or Client Materials, without Client’s prior written consent.
7.4
Technology Transfer. Subject to compliance with the terms and conditions of this Agreement, Client may request transfer for the Product for an alternative or second-source manufacturing. Subject to Client and Provider agreeing to commercially reasonable terms that have been negotiated in good faith on the scope and duration of the technology transfer, such agreement shall be set out in a separate Work Order and at Client’s expense, Provider shall provide the technology transfer reasonably necessary for properly skilled personnel of Client or Client’s Affiliate, to manufacture and release Product. The technology transfer will include all protocols, batch records, test methods, data, results and Specifications necessary to establish manufacturing of the Product, and will include the cell line and cell banks, subject to a license and License Agreement. Client shall be liable for the costs of such technology transfer.

7.5
[***] License. If Client [***] for the manufacture of Product, then Client shall purchase from Provider a [***]. [***].
8.
REPRESENTATIONS AND WARRANTIES
8.1
Mutual. Each Party represents and warrants that (a) it validly exists under the laws of the jurisdiction in which it was organized, (b) it has the full power, right and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (c) this Agreement once executed will constitute a legal, valid and binding agreement enforceable against it and (d) its performance of this Agreement will not conflict with any obligations it may have to any other person.
8.2
By Provider. Provider hereby represents, warrants and covenants to Client that:
(a)
the Product released to Client conforms to the Specifications agreed by both Parties, has been and shall be the subject of Services performed in accordance with this Agreement, the applicable Scope of Work, the Quality Agreement, unless otherwise waived in writing by Client, and all Applicable Laws; and is and will be free and clear of all liens and encumbrances;
(b)
the operation of the facility(ies) where Services are performed are and will continue to be in compliance with all Applicable Laws (including the receipt and possession of all applicable licenses, permits, registrations and authorizations);
(c)
it has maintained and will continue to maintain, in accordance with and for the period required under this Agreement, the applicable Work Order, the Quality Agreement, and all Applicable Laws, complete and adequate records pertaining to the Services, Products, methods and the facility(ies) used in the performance of this Agreement;
(d)
it will not enter into any agreement or arrangement with any party which will hinder it or prevent it from performing its obligations under this Agreement; and
(e)
it has the capacity to produce the Product in accordance with the timeframes set forth in the Work Orders and shall maintain such capacity in the event the Parties enter into an agreement for commercial supply of Product.
8.3
Infringement. Each Party represents and warrants that, to the best of its knowledge, the Services will not infringe the Intellectual Property rights of any third party.
8.4
Debarment. (a) Provider represents and warrants that neither it nor any of the Personnel; and (b) Client represents and warrants that none of its employees or agents involved in developing or commercializing any Product, in each case of (a) and (b), has been debarred, or, to the best of its knowledge, is under consideration for debarment, by the United States Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company pursuant to the Generic Drug Enforcement Act of 1992 or any other governmental authority pursuant to analogous laws. Each Party shall immediately notify the other Party upon becoming aware of a breach of this Section 8.4.
8.5
Compliance with Law. Each Party (a) represents and warrants that neither it nor any of its Affiliates violated any Applicable Law in connection with actions leading up to entry into this Agreement or any Work Order and (b) shall, and shall ensure that each applicable Affiliate will, comply with all Applicable Law in connection with performance of this Agreement and any Work Orders. Each Party shall immediately notify the other Party upon becoming aware of a breach of this Section 8.5. Breach of this Section 8.5 with respect to the U.S. Foreign Corrupt Practices Act or any other anti-bribery law will be deemed an incurable material breach for purposes of Section 11.3.
9.
INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE
9.1
Third Party Claims Against Client. Provider shall defend, indemnify and hold Client and its Affiliates and its and their directors, officers, employees, agents and consultants and legal, financial, accounting and other advisors (“Related Persons”) harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) (“Losses”) resulting from any third party claims, demands, suits or proceedings (“Claims”) to the extent arising out of or relating to (a) its performance of the Services, (b) a breach of this Agreement by Provider or any of its Related Persons, (c) a violation of Applicable Law by Provider or any of its Related Persons, or (d) the negligence, recklessness or willful misconduct of Provider or any of its Related Persons during the course of activities carried out in connection with this Agreement. The indemnification obligations set forth in this Section 9.1 do not apply to the extent that the Loss or Claim arises in whole or in part from the negligence, recklessness or willful misconduct of Client or any of its Related Persons or a breach of this Agreement by Client or any of its Related Persons.
9.2
Third Party Claims Against Provider. Client shall defend, indemnify and hold Provider and its Related Persons harmless from and against any and all Losses resulting from any Claims to the extent arising out of or relating to (a) either party’s use of Project IP or deliverables provided or produced under a Work Order (including inappropriate use of any license under Provider IP by Client) and Provider’s use of Client Material in accordance with their specifications, (b) a breach of this Agreement by Client or any of its Related Persons, (c) a violation of Applicable Law by Client or any of its Related Persons, (d) the negligence, recklessness or willful misconduct of Client or any of its Related Persons during the course of activities carried out in connection with this Agreement, or (e) development or manufacture (except by Provider under this Agreement), use, handling, storage, or other disposition of Products by or on behalf of Client or any of its Affiliates, sublicensees, agents or contractors, including Claims and threatened Claims based on product liability, bodily injury, risk of bodily injury, death or property damage or the failure to comply with any Applicable Law. The indemnification obligations set forth in this Section 9.2 do not apply to the extent that the Loss or Claim arises in whole or in part from the negligence, recklessness or willful misconduct of Provider or any of its Related Persons or breach of this Agreement by Provider or any of its Related Persons.
9.3
Intellectual Property Claims. Client shall defend, indemnify and hold Provider and its Related Persons harmless from and against Losses resulting from Claims arising out of or related to infringement of any Intellectual Property rights relating to the Services or the Product other than Claims to the extent based on Provider IP or Necessary IP that is used in the Services. Provider shall defend, indemnify and hold Client and its Related Persons harmless from and against Losses resulting from Claims arising out of or related to infringement of any Intellectual Property rights related to the Services to the extent based on the use of the Provider IP.
9.4
Defense. Each Party shall notify the other Party promptly upon learning of a Claim that is subject to indemnification pursuant to Sections 9.1, 9.2, or 9.3. The indemnifying Party may control, at its own expense, the defense of the Claim in good faith with counsel of its choice as long as such counsel is reasonably acceptable to the indemnified Party. The indemnified Party shall use reasonable efforts to cooperate in the defense and may participate at its own expense using its own counsel. No compromise or settlement of any Claim may be made by the indemnifying Party without the indemnified Party’s written consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified Party, (b) the sole relief provided is monetary damages that are paid in full by the indemnifying Party and (c) the indemnified Party’s rights under this Agreement are not adversely affected.
9.5
Limitations on Liability.
(a)
EXCEPT FOR LOSSES ARISING FROM BREACHES OF ARTICLES 7 OR 10, FROM THE INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 9.1, 9.2, OR 9.3, OR FROM A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, MULTIPLE, liquidated, special, consequential, incidental or indirect damages arising out of or in connection with this Agreement (or the termination hereof), including loss of profits or anticipated sales.
(b)
Except for Losses arising from breaches of Articles 7 or 10, Provider’s maximum aggregate total liability in connection with this Agreement (including any related applicable Work Orders) will not exceed the total payments actually paid by Client under the related applicable Work Order.

9.6
Insurance. Each Party shall ensure that insurance coverage is carried and maintained with a financially sound and reputable insurer against loss from such risks and in such amounts as is (a) sufficient to support its obligations under this Agreement and any Work Order and (b) customary in the industry to support such obligations for similarly situation companies performing similar obligations. Each Party shall provide a copy of the applicable insurance policy if requested by the other Party.
10.
CONFIDENTIALITY AND PUBLICITY
10.1
Confidentiality; Disclosure and Use Restrictions. The Receiving Party shall, and shall ensure that it and its Personnel (a) maintain the Confidential Information of the Disclosing Party in confidence and (b) not disclose, transfer or use the Confidential Information of the Disclosing Party for any purpose other than in connection with and as expressly permitted under this Agreement. Each Receiving Party agrees to (i) institute and maintain reasonable and customary security procedures to identify, protect and account for all copies of Confidential Information of the Disclosing Party, and (ii) limit disclosure of the Disclosing Party’s Confidential Information to its Personnel that have a need to know such Confidential Information for purposes of the Receiving Party exercising its rights and performing its obligations under this Agreement; provided that such Personnel are informed of the confidential nature of the information, and are subject to obligations of confidentiality, non-disclosure, non-use and inventions similar to and at least as restrictive as those set forth in this Agreement. The Receiving Party shall notify the owning Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information, but in any event no later than [***] thereafter; provided, that, for clarity, such notification shall not excuse the Receiving Party from any liability in connection with such unauthorized use or disclosure.
10.2
Required Disclosures. If a duly constituted government authority, court or regulatory agency orders that a Party hereto disclose information with respect to which it is subject to an obligation of confidentiality under this Agreement, such Party shall comply with the order, but shall (a) give prompt written notice to the Disclosing Party of the proposed disclosure, and allow the Disclosing Party at least [***] to object to all or any portion of the disclosure before it is disclosed; (b) if advance notice is not possible, provide written notice of disclosure immediately thereafter; (c) to the extent possible, narrow the scope of the required disclosure; and (d) use reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise), it being understood that any information so disclosed shall otherwise remain subject to the limitations on use and disclosure hereunder. The Party permitted to disclose any Confidential Information under this Section 10.2 shall take into consideration all comments and objections raised by the other Party. The Party permitted to disclose any Confidential Information under this Section 10.2 shall further cooperate with and provide the other Party with the opportunity to seek any protective order reasonably deemed necessary by such Party.

10.3
Return of Confidential Information. Upon termination of this Agreement, or upon earlier request by the Disclosing Party, Receiving Party shall cause all Confidential Information of the Disclosing Party to be promptly destroyed or returned to the Disclosing Party (at Disclosing Party’s request); provided, however, that the Receiving Party may retain (a) a single secure copy of any Confidential Information for legal archival purposes, and (b) electronic back-up files that have been created by routine archiving and back-up procedures need not be deleted.
10.4
Audits. Provider and its Affiliates may have in the past provided, and may currently or in the future provide, services to other customers that are similar to the Services. Provider is absolutely committed to protecting its customers’ Intellectual Property, and shall not use the Intellectual Property of a customer for the benefit of any person other than that customer. In order to protect the Confidential Information of Client and the confidential information of other customers, Provider shall use reasonable efforts to ensure that other customers do not seek the disclosure of Confidential Information of Client, and Client hereby agrees it shall not seek the disclosure of confidential information of other customers of Provider. Notwithstanding the foregoing, if Client wishes to conduct an audit that relates to services provided to another customer for purposes of confirming that Client's Intellectual Property is adequately protected, then Provider shall use reasonable efforts to seek the other customer’s approval to waive confidentiality obligations to the extent necessary to allow Client to conduct the audit in a manner that does not involve disclosure of the other customer’s confidential information to Client. If another customer wishes to conduct an audit that relates to the Services for purposes of confirming that the other customer’s Intellectual Property is adequately protected, then Client shall waive Provider’s confidentiality obligations to Client to the extent necessary to allow the other customer to conduct the audit in a manner that does not involve disclosure of Client’s Confidential Information to the other customer. Such audits may involve an independent auditor designated by Provider and paid for by the person seeking the audit.
10.5
Publicity. Each Party shall not, and shall ensure that its Personnel will not, use the name, symbols or marks of the other Party or any of its Affiliates in any advertising or publicity material or make any form of representation or statement that would constitute an express or implied endorsement by the other Party or any of its Affiliates of any commercial product or service, without the other Party’s or Affiliate’s prior written consent. Neither Party shall disclose to any third party nor to the public generally (a) the terms of this Agreement, or (b) the specific relationship between the Parties established hereunder, except where such disclosure is necessary for regulatory approval of Product. Notwithstanding the foregoing, the Parties shall have the right to disclose the material commercial terms of this Agreement in connection with a bona fide potential financing, acquisition or commercial arrangement; provided, however, that prior to any such disclosure, such Party (i) shall require the intended recipient to sign an undertaking agreeing to accord confidential treatment to such information at least as restrictive as the terms set forth herein and not use such information except to evaluate the proposed acquisition, financing or commercial arrangement, and (ii) shall take such other steps reasonably necessary to secure confidential treatment of such information.
10.6
No Representation or Warranty. It is understood and acknowledged by the Receiving Party that in providing the Confidential Information to the Receiving Party, the Disclosing Party make no representation or warranty as to the accuracy or completeness of the Confidential Information or any part thereof, and the Disclosing Party shall not be liable for any errors or omissions for any damages, or otherwise in any manner, relating to any Confidential Information or other information furnished or not furnished pursuant to this Agreement or resulting from any use of any such information. The Receiving Party shall rely solely on their own investigations, interpretations and analyses.
11.
TERM AND TERMINATION
11.1
Term.
(a)
The term of this Agreement commences on the Effective Date and, unless terminated earlier in accordance with this Agreement, expires upon the completion of the Services.
(b)
Unless terminated earlier in accordance with this Agreement, the term of each Work Order commences on the date indicated in the Work Order and will terminate upon completion of the Services. For clarity, Work Orders are separate and distinct contracts that automatically incorporate the terms of this Agreement, and are not affected by the termination of this Agreement.
11.2
Termination for Convenience. Either Party may terminate this Agreement at any time with [***] advance notice to the other Party; provided that to the extent an executed Work Order has a term that is longer than such termination, this Agreement will remain in force and effect with respect to such Work Order until the expiration of such Work Order or completion of the Services under such Work Order. Any outstanding Work Order may be separately terminated upon agreement by the Parties or for cause in accordance with Section 11.3.
11.3
Termination for Breach. Either Party may terminate this Agreement or a Work Order immediately upon notice to the other Party if (i) a material breach of this Agreement or the applicable Work Order by the other Party remains uncured [***] after notice of the material breach was received by the other Party and (ii) the material breach was not caused by the Party terminating this Agreement or the applicable Work Order or any of its Affiliates.
11.4
Survival. Upon termination of this Agreement or a Work Order, all outstanding rights and obligations between the Parties arising out of or in connection with this Agreement or the Work Order, as the case may be, will immediately terminate, other than any obligations and rights that (a) matured prior to the effective date of the termination or (b) by its nature are intended to survive, including, but not limited to, Articles 1 (to the extent needed to interpret surviving provisions or Work Orders), 5 (with respect to Work Orders), 6, 7, 9, 10, 12 (with respect to Work Orders) and 14 and Sections 11.3 (with respect to Work Orders), 11.4 and 11.5 (with respect to Work Orders). For the avoidance of doubt, the terms of this Agreement are automatically incorporated into a Work Order and shall survive the termination of this Agreement.
11.5
Termination Fee.

If a Work Order is terminated early by Client under Section 11.2 then Client shall pay Provider for the Services rendered and all non-cancelable obligations in connection with the Services.

(a)
If non-manufacturing Services are terminated by Provider due to Client’s material breach pursuant to Section 11.3, then Provider may charge Client a termination fee equal to [***] of the remaining value of the non-manufacturing Services within the Work Order as non-exclusive liquidated damages in connection with the redeployment of reserved Personnel and administrative overhead and costs.
(b)
If manufacturing services are terminated by Provider due to Client request or material breach, Client may be charged cancellation fees as specified in Article 12.
12.
CANCELLATION TERMS FOR MANUFACTURING SERVICES
12.1
Cancellation of non-GMP Manufacturing. If a notice to cancel non-GMP manufacturing in an executed Work Order and/or this Agreement is received from Client, Provider will make reasonable efforts to find an alternative customer to fill the manufacturing slot. In the case where no alternative customer can be identified to fill the slot(s), charges for terminating or cancelling the related work under this Agreement (“Cancellation Charge(s)”) will be applied based on the following:
(a)
No Cancellation Charge except cost of non-cancellable raw materials that cannot otherwise be used by Provider, purchased by Provider for purposes of development and production under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received at least [***] before the scheduled vial thaw;
(b)
[***] of a non-GMP batch fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider, purchased by Provider for purposes of development and production under the applicable Work Order and/or this

Agreement (as the case may be), if the cancellation notice is received [***] to [***] before the scheduled vial thaw;
(c)
[***] of a non-GMP batch fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of development and production under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received [***] to [***] before the scheduled vial thaw;
(d)
[***] of a non-GMP batch fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of development and production under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received within [***] prior to the scheduled vial thaw;
(e)
[***] of a non-GMP batch fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of development and production under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received after vial thaw but before the bioreactor inoculation; and
(f)
[***] of a non-GMP batch fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of development and production under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received after the bioreactor inoculation.
12.2
Cancellations for cGMP Drug Substance Manufacture. If a notice to cancel a cGMP manufacturing run is received from Client, Provider will use commercially reasonable efforts to find an alternative customer (but excluding any customer or project under existing contract with Provider) for the manufacturing slot. In the case where no alterative customer can be identified to fill the slot(s), Cancellation Charge(s) will be applied based on the following:
(a)
No Cancellation Charge except the cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of cGMP manufacture under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received greater than [***] before the scheduled vial thaw;
(b)
[***] of the cGMP manufacturing run fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of the cGMP manufacture under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received between [***] and [***] before the scheduled vial thaw; and

(c)
[***] of a cGMP manufacturing run fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of cGMP manufacture under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received within [***] before the scheduled vial thaw or anytime thereafter.
12.3
Cancellation for cGMP Drug Product Manufacture. If a notice to cancel a cGMP Drug Product manufacturing run is received from Client, Provider will use commercially reasonable efforts to find an alternative customer (but excluding any customer or project under existing contract with Provider) to fill the manufacturing slot(s). In the case where no alterative customer can be identified to fill the slot(s), Cancellation Charge(s) will be applied based on the following:
(a)
[***], except the cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of the cGMP Drug Product manufacture under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received greater than [***] before the scheduled cGMP Drug Product manufacturing run;
(b)
[***] of the cGMP Drug Product manufacturing run fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of the cGMP Drug Product manufacture under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received between [***] and [***] days before the scheduled cGMP Drug Product manufacturing run; and
(c)
[***] of the cGMP Drug Product manufacturing run fee plus cost of non-cancellable raw materials that cannot otherwise be used by Provider purchased by Provider for purposes of the cGMP Drug Product manufacture under the applicable Work Order and/or this Agreement (as the case may be), if the cancellation notice is received within [***] before the scheduled GMP Drug Product manufacturing run or anytime thereafter.
13.
SHIPPING
13.1
All materials to be provided by Provider to Client will be delivered FCA (carrier named by Client) (Incoterms 2020), including Product and other deliverables produced under a Work Order, returned Client Materials, returned Records and returned Confidential Information. For the avoidance of doubt, FCA (carrier named by Client) means Provider is responsible for handing over the materials, cleared for export, to a carrier named by Client. Client assumes risk at hand over and pays all costs.
13.2
All materials to be provided by Client to Provider will be delivered DDP (site designated by Provider) (Incoterms 2020), including Client Materials. For the avoidance of doubt, DDP (site designated by Provider) means Client is responsible for delivery to and unloading at the site designated by Provider and pays all costs including import duties and taxes.
14.
MISCELLANEOUS
14.1
Force Majeure. “Force Majeure” means and includes acts of God; strikes and labor problems affecting an industry or region generally; lightning, fire, flood, washout, storm, endemic or pandemic (or related government actions in connection with any endemic or pandemic or other actions of the elements; government actions, including embargos, sanctions, prohibitions; war, civil disturbances or other imposition of sanctions by a governmental authority with jurisdiction over a Party; and other similar circumstances or occurrences which are beyond the reasonable control of the Party that materially prevent such Party from performing any of such Party’s obligations under this Agreement. Neither Party shall be liable for non-fulfilment of its obligations or in breach under this Agreement if such non-fulfilment is due to Force Majeure for the duration of such Force Majeure. Each Party shall use reasonable efforts to mitigate adverse consequences in the event of such Force Majeure. A Party that is prevented from performing any of its obligations due to Force Majeure will promptly give notice to the other Party of the event and the obligations as to which performance is prevented or delayed. If a Force Majeure situation continues for more than [***], the Parties will discuss an appropriate resolution that may include termination of a Work Order or this Agreement.
14.2
Assignment. This Agreement may not be assigned by a Party without the prior written consent of the other Party; provided, however, that a Party may assign this Agreement to an Affiliate with a net worth or insurance commensurate with the obligations, and sufficient capacity and personnel, to be assumed or to any company with which such assigning Party may merge or to any company to which such assigning Party may transfer its assets to which this Agreement relates. Any purported assignment in violation of this Section 14.2 is void.
14.3
Notices. All notices, requests, demands and other communications required under this Agreement must be in writing and will be deemed to have been given or made and sufficient in all respects when delivered by reputable international courier to the following addresses:

To Client: [***]
To Provider: [***]

14.4
Independent Contractor. The Parties are independent contractors, and nothing contained in this Agreement may be deemed or construed to create a partnership, joint venture, employment, franchise, agency, fiduciary or other relationship between the Parties.
14.5
Non-Solicitation. During the term of this Agreement and for [***] thereafter, Client shall not directly or indirectly induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Provider or any of its Affiliates to leave his or her employment or business association; provided, however, this restriction shall not apply to (i) unsolicited inquires made by an employee of a party to the other party, (ii) inquiries received from an employee of a party as the result of a general notice or advertisement placed by the other party for employees or (iii) inquiries resulting from an employment search firm utilized by an employee.
14.6
Governing Law. The laws of the State of New York, USA, without giving effect to principles of conflict of laws, govern all matters relating to this Agreement and the enforcement and interpretation thereof. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. This provision shall operate without prejudice to either Party’s ability to seek injunctive or other interlocutory relief in any United States court accepting jurisdiction in order to protect and enforce its Intellectual Property rights.
14.7
Arbitration. The Parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one Party has delivered to the other Party a request for consultation. If the dispute cannot be resolved within [***] following the date on which the request for consultation is delivered, then either Party may submit the dispute to be finally settled by arbitration administered in accordance with the procedural rules of the International Court of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of submission. The arbitration will be governed by the laws of the State of New York, USA. The place of arbitration will be New York. The official language of the arbitration will be English. The tribunal will consist of one arbitrator to be appointed by the ICC. The arbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders to safeguard each Party’s Confidential Information. During the course of arbitration, the Parties shall continue to implement the terms of this Agreement including all Work Orders then in effect. The arbitral award will be final and binding upon the Parties, and the Party to the award may apply to a court of competent jurisdiction for enforcement of the award. Notwithstanding the foregoing, each Party has the right to institute an action in a court of proper jurisdiction in the United States for injunctive or other equitable relief pending a final decision by the arbitrator.
14.8
Entire Agreement; Non-Reliance. This Agreement contains the entire agreement between the Parties with respect to the subject matter of this Agreement. Prior agreements are hereby superseded. For the avoidance of doubt, this Agreement shall supersede that certain Confidentiality Agreement, dated as of [***]; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement. Each Party disclaims that it is relying on any representations or warranties other than those set forth in this Agreement, and irrevocably waives any rights that it might otherwise have to extra-contractual remedies, including claims in tort relating to communications outside of this Agreement.
14.9
Amendment. No modification or waiver of any term of this Agreement or any other form of amendment to this Agreement will be binding unless made expressly in writing and signed by both Parties. An amendment to this Agreement will only be incorporated into Work Orders entered into after the date of the amendment.
14.10
No Third Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the Parties.
14.11
Waiver. The waiver by either Party of any breach of any term of this Agreement will not constitute a waiver of any other breach of the same or any other term. Failure or delay on the part of either Party to fully exercise any right under this Agreement will not constitute a waiver or otherwise affect in any way the same or any other right.
14.12
Severability. If any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, then (a) the provision will be replaced by a valid and enforceable provision that achieves as far as possible the intention of the Parties and (b) all other provisions of this Agreement will remain in full force and effect as if the original agreement had been executed without the invalidated, illegal or unenforceable provision.
14.13
Independent Counsel. Each Party has had the opportunity to consult independent counsel, and as such, this Agreement will not be construed to have been drafted by one Party or the other but will be construed as having been jointly drafted when interpreting its provisions.
14.14
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument. Executed counterparts may be exchanged by facsimile or e-mail in PDF or similar electronic format.

[Signature page follows]

Thus, this Agreement was executed on the date stated in the introductory clause.

WuXi Biologics (Hong Kong) Limited	Adagio Therapeutics, Inc.
By: /s/ Zhisheng Chen Name: Zhisheng Chen Title: CEO	By: /s/ Halley Gilbert Name: Halley Gilbert Title: COO

Exhibit A—Form of Work Order

WORK ORDER (NUMBER [•])

This work order is dated [•] and is between [•] (“Client”) and [•] (“Provider”).

The terms of the Master Services Agreement between Adagio Therapeutics, Inc. and WuXi Biologics (Hong Kong) Limited, dated [•] (the “Master Services Agreement”), are hereby incorporated by reference into this Work Order. Any modifications to the Master Services Agreement will be deemed to be references to this Work Order automatically. Each capitalized term used but not defined in this Work Order has the meaning given in the Master Services Agreement.

1.
SERVICES INFORMATION
1.1
Title

[Project title]

1.2
Description

[Description of the Services including deliverables and specifications]

1.3
Tasks and Timeframe. Provider shall complete the Services in accordance with the following schedule:

	Task	Completion Date
1
2
3
4

1.4
Reporting and Transfer of Data and Results

[Description of how data and results should be reported and transferred to Client, including electronic protocols for secure transmission of data and instructions for physical handling and shipping of materials if chemicals are being synthesized or other materials are to be transferred to Client]

1.5
Additional Requirements

[Any additional requirements such as additional obligations of the parties that do not appropriately fit into the task list and special handling of materials]

2.
FEES; PAYMENT SCHEDULE
2.1
General Terms. Expenses, milestones, payment and default and other general terms are provided in Article 3 of the Master Services Agreement.
2.2
Contract Price and Upfront Payment. The Contract Price will be USD [•]. On signing of this Work Order, Client shall pay Provider [•] % of the Contract Price as a non-refundable upfront payment.
2.3
Milestones. The table below lists milestones and related information.

	Milestone	Deliverable	Milestone Payment
1	[Description including work required, criteria for achievement and timeline]	[•]	[•]
2	[•]	[•]	[•]

2.4
Payment Instructions. Unless an invoice provides otherwise, Client shall pay the invoice in USD by wire transfer to the account listed below (as may be amended from time to time):

Beneficiary Name	[***]
Beneficiary Address	[***]
Beneficiary Intermediate Bank	[***]
Beneficiary Intermediate Bank SWIFT Address	[***]
Beneficiary Bank Name	[***]
Bank Address	[***]
Branch Name	[***]	Bank Account Number	[***]
Bank Code	[***]	Branch Code	[***]	SWIFT Address	[***]

3.
COMMUNICATIONS

3.1
Technical Communications. All technical communications required under this Work Order are to be sent via reputable international courier or email and addressed as follows:

If to Client: [•] [•] [•] Attn: [•] Tel.: [•] Email: [•]	If to Provider: [•] [•] [•] Attn: [•] Tel.: [•] Email: [•]

Thus, this Work Order is executed on the date stated in the introductory clause.

Adagio Therapeutics, Inc.	WuXi Biologics (Hong Kong) Limited
By:______________________________ Name: Title:	By:______________________________ Name: Title:

Exhibit B—Manufacturing

15.
MANUFACTURING AND COMPLIANCE
15.1
Specifications and Manufacturing Process. Provider shall manufacture each Product in accordance with the written specifications for the Product as agreed to by the Parties (the “Specifications”). Client may modify the Specifications; provided, however, that Provider’s consent is required for any modification that would significantly increase costs. Provider shall negotiate in good faith with Client with the aim of agreeing on a mutually acceptable allocation of the increased costs.
15.2
Quality Agreement. This Agreement incorporates the quality assurance requirements of a quality agreement entered into between the Parties relating to Product, as may be amended or restated in writing from time to time by the Parties (the “Quality Agreement”). If there is a contradiction between a requirement of the Quality Agreement and another provision of this Agreement or a Work Order, then the requirement of the Quality Agreement will take precedence unless this Agreement or the Work Order specifically states that its provision takes precedence.
15.3
Regulatory Assistance. Provider shall, at Client’s cost, provide Client with all supporting data and information relating to manufacturing of the Product that is reasonably necessary for obtaining and maintaining regulatory approvals relating to the manufacturing.
16.
QUALITY RELEASE AND DELIVERY
16.1
Quality Release. Product may not be delivered to Client until a person authorized by Provider having the necessary qualifications, experience and authority to oversee quality assurance of the manufacture and determine the suitability of individual batches for release under Applicable Law has (a) conducted analyses using the analytical methods agreed to in writing by the Parties, (b) executed the Certificate of Analysis applicable to the Product and such other batch documentation that may be reasonably requested by Client and (c) completed any other certifications or documents and other activities that may be required to release the Product under Applicable Law and the Quality Agreement. Notwithstanding the foregoing, at Client’s request, Provider may deliver “restricted” Product prior to delivery of the Certificate of Analysis. The request must be accompanied by Client’s written acknowledgement that (i) the Product has been delivered without a Certificate of Analysis, (ii) accordingly, the Product cannot be administered to humans until transmittal of the Certificate of Analysis, and (iii) that Client nevertheless accepts full risk of loss, title and ownership of the Product. The delivery of such restricted Product will be subject to such testing requirements as Provider may reasonably require.
16.2
Delivery. Provider shall deliver the Product in accordance with Section 13 of this Agreement.

16.3
Acceptance; Damage. Client shall diligently examine the Product as soon as practicable after receipt. Client shall notify Provider (a) within [***] of receipt for claims relating to visible damage, and (b) within [***] after Provider’s dispatch notice for claims relating to non-delivery. Client shall make damaged Product and packaging materials available for inspection and comply with reasonable requirements of any insurance policy covering the Product.
17.
NON-CONFORMING PRODUCT
17.1
Warranty. Provider warrants to Client that each Product supplied will have been manufactured in accordance with, and will comply with, this Agreement, the Quality Agreement, the applicable Work Order, the Specifications and Applicable Law (the “Warranty”).
17.2
Non-Conformance. Client, within [***] after receiving the shipment, shall notify Provider in writing that the Product does not conform to the Warranty and provides supporting documentation with respect thereto. A shipment that is not rejected pursuant to the preceding sentence will be deemed accepted by Client; provided, that, in the case of a latent defect such [***] period shall not apply and Client shall advise Provider promptly after identifying any such latent defect. The Provider shall not be responsible for latent defects identified by Client after [***] of Client’s receipt of Product.
17.3
Disputes. If the Parties are unable to agree as to whether a Product conforms to the Warranty, Client shall send a sample of the Product for testing to an independent quality control laboratory mutually chosen by and agreed upon by the Parties. The findings of the laboratory will be binding on the Parties. The cost of inspections and testing by the laboratory will be borne equally by each Party.
17.4
Manufacturing Failure/Product Non-Conformance. If Provider is unable to manufacture Product per the Warranty after a non-GMP or GMP manufacturing run has been initiated on the Product, or determines, prior to delivery to Client, that Product does not conform to the Warranty (“Failure”), an analysis of root cause will be required.
(i)
If the Failure of either the Drug Substance or Drug Product is due to Client Materials, Client’s inherent process, or due to compliance to any written instructions provided by Client, Client will be liable for paying for such non-conforming Product. If Client requests Provider to replace such non-conforming Product, Provider shall replace such non-conforming Product as soon as is reasonably possible and Client will pay the price for Services and all pass-through and raw material costs associated with providing the replacement Product. Client will be also responsible for collecting or disposing of the non-conforming Product, at its own expense.

(ii)
If the Failure applies to Drug Substance and is not due to Client Materials, Client’s inherent process, or due to compliance to any instructions provided by Client, then, at Client’s option, Provider shall either (A) promptly replace such non-conforming Drug Substance as soon as reasonably possible, and Provider shall bear the cost for services to manufacture the Drug Substance to replace such non-conforming Drug Substance and Client shall pay for the raw material and pass-through costs associated with providing the replacement Drug Substance, or (B) if Provider cannot complete such replacement, Provider shall refund the service fee within [***] after such attempt.
(iii)
If the Failure applies to Drug Product and is not due to Client Materials, Client’s inherent process, or due to compliance to any written instructions provided by Client, Client may, at customer’s sole discretion, elect for Provider to replace or refund such non-conforming Drug Product. If Client requests Provider to replace the non-conforming Drug Product under these circumstances, Client shall provide sufficient Drug Substance for the Drug Product batch. If the Drug Substance needs to be manufactured, Client shall pay the price for services to manufacture the Drug Substance and all raw material and pass-through costs associated with Drug Substance manufacture. Client shall pay the raw material and pass-through costs for all batches of the Drug Product production required to replace the non-conforming Drug Product. Provider shall provide a free slot for GMP Drug Product manufacturing to replace such non-conforming Drug Product as soon as reasonably possible.
(iv)
Notwithstanding the foregoing clauses (ii) and (iii), if the Failure is due to circumstances outside of Provider’ control, including but not limited to Force Majeure, third party bag or container leak or failure, where an insurance claim can cover all or part of the loss of Product, Client may elect for Provider to refund the amount covered by insurance after deduction of Provider’s cost within [***] of the insurance claim being paid out to Provider and if Client requests Provider to replace the non-conforming Product, Provider will replace such non-conforming Product as soon as reasonably possible and Client will pay the price for Services for any Product manufacture and all raw material and pass-through costs associated with the manufacture of the new Products delivered by Provider in replacement of such non-conforming Products.